UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2009

INGERSOLL-RAND PLC

(Exact Name of Registrant as Specified in Its Charter)

Ireland	001-34400	98-0626632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170/175 Lakeview Dr.

Airside Business Park

Swords, Co. Dublin

Ireland

(Address of principal executive offices, including zip code)

+(353) (0) 18707400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01.	Entry into a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 9.01	Financial Statements and Exhibits

SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.

On July 1, 2009, Ingersoll-Rand Global Holding Company Limited, a Bermuda company (“IR-Global”), amended and restated its commercial paper program (as amended, the “Commercial Paper Program”) pursuant to which IR-Global may issue, on a private placement basis, unsecured commercial paper notes (the “Notes”) up to a maximum aggregate amount outstanding at any time of $2.25 billion. Under the Commercial Paper Program, IR-Global may issue the Notes from time to time, and the proceeds of such financings will be used for general corporate purposes. Amounts available under the Commercial Paper Program may be re-borrowed. Each of Ingersoll-Rand plc, an Irish public limited company (“IR-Ireland”), Ingersoll-Rand Company Limited, a Bermuda company (“IR-Bermuda”), and Ingersoll-Rand International Holding Limited, a Bermuda company (“IR-International”), has provided an irrevocable and unconditional guarantee for the Notes issued under the Commercial Paper Program.

J.P. Morgan Securities Inc., Banc of America Securities LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. will act as dealers under the Commercial Paper Program (collectively, the “Dealers”) pursuant to the terms and conditions of their respective Commercial Paper Dealer Agreements with IR-Global, IR-Ireland, IR-Bermuda and IR-International (each, a “Dealer Agreement” and collectively, the “Dealer Agreements”). JPMorgan Chase Bank, National Association, will act as issuing and paying agent under the Commercial Paper Program (the “Agent”) pursuant to the terms and conditions of the Issuing and Paying Agency Agreement (the “IPA Agreement”). The Dealers and the Agent and certain of their respective affiliates have performed and/or may in the future perform various commercial banking, investment banking and other financial advisory services for IR-Global, IR-Ireland, IR-Bermuda and IR-International and their affiliates for which the Dealers, the Agent and/or their respective affiliates have received and/or will receive customary fees and expenses.

The Dealer Agreements provide the terms under which the Dealers will either purchase from IR-Global or arrange for the sale by IR-Global of the Notes pursuant to an exemption from federal and state securities laws. The Dealer Agreements contain customary representations, warranties, covenants and indemnification provisions. The maturities of the Notes will vary, but may not exceed 397 days from the date of issue. The Notes are not redeemable or subject to voluntary prepayment by IR-Global prior to maturity. The IPA Agreement provides for the issuance and payment of the Notes and contains customary representations, warranties, covenants and indemnification provisions.

The description above is a summary of the IPA Agreement and the Dealer Agreements and is qualified in its entirety by the IPA Agreement and the Dealer Agreements, which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, and are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The descriptions of the Commercial Paper Program under Item 1.01 are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Issuing and Paying Agency Agreement by and among Ingersoll-Rand Global Holding Company Limited, Ingersoll-Rand plc, Ingersoll-Rand Company Limited, Ingersoll-Rand International Holding Limited and JPMorgan Chase Bank, National Association, dated as of July 1, 2009.

10.2	Amended and Restated Commercial Paper Dealer Agreement among Ingersoll-Rand Global Holding Company Limited, Ingersoll-Rand Company Limited, Ingersoll-Rand plc, Ingersoll-Rand International Holding Limited and J.P. Morgan Securities Inc., dated as of July 1, 2009.

Exhibit Number	Description
10.3	Amended and Restated Commercial Paper Dealer Agreement among Ingersoll-Rand Global Holding Company Limited, Ingersoll-Rand Company Limited, Ingersoll-Rand plc, Ingersoll-Rand International Holding Limited and Banc of America Securities LLC, dated as of July 1, 2009.

10.4	Amended and Restated Commercial Paper Dealer Agreement among Ingersoll-Rand Global Holding Company Limited, Ingersoll-Rand Company Limited, Ingersoll-Rand plc, Ingersoll-Rand International Holding Limited and Citigroup Global Markets Inc., dated as of July 1, 2009.

10.5	Amended and Restated Commercial Paper Dealer Agreement among Ingersoll-Rand Global Holding Company Limited, Ingersoll-Rand Company Limited, Ingersoll-Rand plc, Ingersoll-Rand International Holding Limited and Deutsche Bank Securities Inc., dated as of July 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGERSOLL-RAND PLC

	By:	/s/ Patricia Nachtigal
DATE: July 6, 2009		Patricia Nachtigal
Senior Vice President and General Counsel